Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

21ST CENTURY FOX REPORTS THIRD QUARTER INCOME FROM CONTINUING

OPERATIONS BEFORE INCOME TAX EXPENSE OF $1.25 BILLION AND TOTAL

SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND

AMORTIZATION OF $1.94 BILLION ON 5% REVENUE GROWTH

NEW YORK, NY, May 10, 2017 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX) today reported financial results for the three months ended March 31, 2017.

The Company reported quarterly income from continuing operations attributable to 21st Century Fox stockholders of $811 million ($0.44 per share), as compared to $844 million ($0.44 per share) reported in the prior year quarter. Excluding the net income effects of Impairment and restructuring charges, Other, net and adjustments to Equity losses of affiliates1 adjusted quarterly earnings per share from continuing operations attributable to 21st Century Fox stockholders2 was $0.54, a 15% increase over the $0.47 reported in the same quarter of the prior year.

The Company reported total quarterly revenues of $7.56 billion, a $336 million, or 5%, increase from the $7.23 billion of revenues reported in the prior year quarter. This revenue growth reflects higher advertising revenue at the Television segment, led by the broadcast of Super Bowl LI, and higher affiliate revenues at both the Cable Network Programming and Television segments partially offset by lower content revenues at the Filmed Entertainment segment.

Quarterly income from continuing operations before income tax expense of $1.25 billion decreased $139 million from the $1.39 billion reported in the prior year quarter. Quarterly total segment OIBDA3 of $1.94 billion increased $57 million, or 3%, from the $1.88 billion reported in the prior year quarter. This increase was due to higher contributions from the Company’s Cable Network Programming and Television segments partially offset by lower contributions from the Filmed Entertainment segment.

Commenting on the results, Executive Chairmen Rupert and Lachlan Murdoch said:

“We delivered a quarter marked by operational momentum and strong domestic affiliate fee growth. We continue to demonstrate our ability to capture opportunities to grow distribution of our domestic portfolio of video brands, whether through established MVPD partners or new digital entrants such as Hulu’s recently launched live television service. We made progress in the quarter against our key strategic priorities, exemplified by our creative successes across screens, from theatrical releases Logan and Hidden Figures to new FX debuts of Legion, Feud and Taboo. Our proposed combination with Sky, which was recently approved unconditionally by the European Commission, will advance another of our strategic priorities, driving innovation for customers. We remain confident the proposed transaction will be approved by the end of the calendar year following a thorough review process.”

[1]	See footnote (a) on page 14 for a description of the adjustments to Equity losses from affiliates.
[2]

See page 14 for a reconciliation of reported income and earnings per share from continuing operations attributable to 21st Century Fox stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to 21st Century Fox stockholders, which may be considered non-GAAP financial measures.

[3]

Total segment operating income before depreciation and amortization (“OIBDA”) may be considered a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax expense to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	US $ Millions
Revenues:

Cable Network Programming	$4,024	$3,941	$11,801	$11,108
Television	1,690	1,299	4,646	4,064
Filmed Entertainment	2,256	2,321	6,432	6,467
Other, Corporate and Eliminations	(406)	(333)	(1,127)	(959)

Total revenues	$7,564	$7,228	$21,752	$20,680

Segment OIBDA:

Cable Network Programming	$1,446	$1,375	$4,160	$3,931
Television	190	125	757	600
Filmed Entertainment	373	470	1,073	921
Other, Corporate and Eliminations	(71)	(89)	(267)	(306)

Total Segment OIBDA(a)	$1,938	$1,881	$5,723	$5,146

(a)

Total segment OIBDA may be considered a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax expense to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

CABLE NETWORK PROGRAMMING

Cable Network Programming quarterly segment OIBDA increased 5% to $1.45 billion and revenue increased 2% to $4.02 billion. Expenses were consistent with the prior year quarter as higher entertainment programming and marketing costs at FX Networks and National Geographic Channels, higher National Association for Stock Car Auto Racing (“NASCAR”) rights costs at FOX Sports 1 (“FS1”) and higher National Basketball Association (“NBA”) rights costs at the regional sports networks (“RSNs”) were offset by lower sports rights costs at STAR India due to the absence of the prior year broadcast of the International Cricket Council (“ICC”) Cricket World Twenty20 matches.

Domestic affiliate revenue increased 8% reflecting continued contractual rate increases led by Fox News, FS1, the RSNs and FX Networks. Domestic advertising revenue was flat over the prior year period as the impact of higher ratings at Fox News and FS1 was offset by lower revenues at the National Geographic Partners businesses. Domestic OIBDA contributions were equal to the prior year quarter as higher contributions from Fox News were offset by lower contributions from FX Networks and National Geographic Channels.

International affiliate revenue increased 5% driven by local currency growth of 7% partially offset by negative currency impacts from the strengthened U.S. dollar. International advertising revenue decreased 18% from lower advertising revenues at STAR India due to the absence of the prior year broadcast of the ICC Cricket World Twenty20 matches and the effect of the Indian government demonetization initiatives on the general advertising market. Quarterly OIBDA at the international cable channels increased 44% from the prior year quarter primarily reflecting lower sports programming costs at STAR India and higher contributions from Fox Networks Group International.

TELEVISION

Television reported quarterly segment OIBDA of $190 million, an increase of 52% as compared to the prior year quarter driven by 30% revenue growth reflecting increased advertising revenue and continued growth of retransmission consent revenues. Quarterly advertising revenues grew 39% from the corresponding period of the prior year driven by the broadcast of Super Bowl LI and the inclusion of one additional National Football League divisional playoff game, partially offset by the impact from lower general entertainment ratings, led by the absence of American Idol, which concluded its final season in the prior year. The segment results also included higher sports programming costs associated with the broadcast of Super Bowl LI and the additional National Football League divisional playoff game.

FILMED ENTERTAINMENT

Filmed Entertainment generated quarterly segment OIBDA of $373 million, a $97 million decrease from the $470 million reported in the same period a year-ago. The OIBDA decrease in the current quarter was driven primarily by lower film studio contributions reflecting difficult comparisons to last year’s strong worldwide theatrical performance of Deadpool and the home entertainment performance of The Martian, partially offset by higher television production contributions from higher subscription video-on demand revenues led by the licensing of The People v. O.J. Simpson: American Crime Story and higher network revenue. Quarterly segment revenues decreased $65 million to $2.26 billion, primarily reflecting lower worldwide theatrical and home entertainment revenues partially offset by higher television production revenues. Quarterly results also included the successful theatrical performances of both Logan and Hidden Figures, which have grossed approximately $600 million and $230 million in worldwide box office, respectively.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

REVIEW OF EQUITY (LOSSES) EARNINGS OF AFFILIATES’ RESULTS

The Company’s share of equity (losses) earnings of affiliates is as follows:

			Three Months Ended March 31,		Nine Months Ended March 31,
	% Owned		2017	2016	2017	2016
			US $ Millions
Sky plc	39	%(1)	$93	$95	$255	$305
Other equity affiliates	Various(2)		(144)	(104)	(312)	(267)

Total equity (losses) earnings of affiliates			$(51)	$(9)	$(57)	$38

(1)	Please refer to Sky plc’s (“Sky”) earnings releases for detailed information.
(2)	Primarily comprised of Endemol Shine Group, Hulu and Tata Sky

Quarterly equity losses of affiliates were $51 million as compared to $9 million reported in the same period a year-ago. The $42 million increase in losses primarily reflects higher equity losses reported at Hulu and Endemol Shine Group.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the third quarter results can be heard live on the Internet at 4:30 p.m. Eastern Daylight Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Mike Petrie, Investor Relations 212-852-7130	310-369-0773 Nathaniel Brown, Press Inquiries 212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	US $ Millions, except per share amounts
Revenues	$7,564	$7,228	$21,752	$20,680

Operating expenses	(4,763)	(4,472)	(13,472)	(12,902)
Selling, general and administrative	(878)	(893)	(2,603)	(2,685)
Depreciation and amortization	(140)	(133)	(410)	(391)
Impairment and restructuring charges	(37)	(15)	(213)	(46)
Equity (losses) earnings of affiliates	(51)	(9)	(57)	38
Interest expense, net	(310)	(295)	(909)	(888)
Interest income	9	12	27	28
Other, net	(142)	(32)	(241)	(226)

Income from continuing operations before income tax expense	1,252	1,391	3,874	3,608
Income tax expense	(370)	(463)	(1,161)	(1,190)

Income from continuing operations	882	928	2,713	2,418
Loss from discontinued operations, net of tax	(12)	(3)	(19)	(8)

Net income	870	925	2,694	2,410

Less: Net income attributable to noncontrolling interests	(71)	(84)	(218)	(222)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$799	$841	$2,476	$2,188

Weighted average shares:	1,853	1,916	1,857	1,962

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.44	$0.44	$1.34	$1.12

Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.43	$0.44	$1.33	$1.12

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

CONSOLIDATED BALANCE SHEETS

	March 31, 2017	June 30, 2016
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$5,572	$4,424
Receivables, net	7,219	6,258
Inventories, net	3,418	3,291
Other	529	976

Total current assets	16,738	14,949

Non-current assets:
Receivables, net	538	389
Investments	3,679	3,863
Inventories, net	7,725	7,041
Property, plant and equipment, net	1,691	1,692
Intangible assets, net	6,579	6,777
Goodwill	12,733	12,733
Other non-current assets	1,001	749

Total assets	$50,684	$48,193

Liabilities and Equity:
Current liabilities:
Borrowings	$107	$427
Accounts payable, accrued expenses and other current liabilities	3,832	3,181
Participations, residuals and royalties payable	1,663	1,672
Program rights payable	1,233	1,283
Deferred revenue	621	505

Total current liabilities	7,456	7,068

Non-current liabilities:
Borrowings	19,789	19,126
Other liabilities	3,826	3,678
Deferred income taxes	2,742	2,888
Redeemable noncontrolling interests	619	552
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	11	11
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	12,274	12,211
Retained earnings	4,919	3,575
Accumulated other comprehensive loss	(2,195)	(2,144)

Total Twenty-First Century Fox, Inc. stockholders’ equity	15,017	13,661
Noncontrolling interests	1,235	1,220

Total equity	16,252	14,881

Total liabilities and equity	$50,684	$48,193

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2017	2016
	US $ Millions
Operating activities:
Net income	$2,694	$2,410
Less: Loss from discontinued operations, net of tax	(19)	(8)

Income from continuing operations	2,713	2,418
Adjustments to reconcile income from continuing operations to cash provided by operating activities:
Depreciation and amortization	410	391
Amortization of cable distribution investments	46	53
Impairment and restructuring charges	213	46
Equity-based compensation	97	152
Equity losses (earnings) of affiliates	57	(38)
Cash distributions received from affiliates	182	225
Other, net	241	226
CLT20 contract termination costs	—	(420)
Deferred income taxes and other taxes	(70)	373
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables	(1,146)	(870)
Inventories net of program rights payable	(932)	(814)
Accounts payable and accrued expenses	257	136
Other changes, net	350	134

Net cash provided by operating activities from continuing operations	2,418	2,012

Investing activities:
Property, plant and equipment	(202)	(156)
Acquisitions, net of cash acquired	—	(908)
Investments in equity affiliates	(18)	(87)
Other investments	(148)	(229)

Net cash used in investing activities from continuing operations	(368)	(1,380)

Financing activities:
Borrowings	879	1,195
Repayment of borrowings	(546)	(502)
Repurchase of shares	(619)	(3,958)
Dividends paid and distributions	(522)	(465)
Purchase of subsidiary shares from noncontrolling interests	—	(287)
Other financing activities, net	(63)	11

Net cash used in financing activities from continuing operations	(871)	(4,006)

Net decrease in cash and cash equivalents from discontinued operations	(21)	(15)
Net increase (decrease) in cash and cash equivalents	1,158	(3,389)
Cash and cash equivalents, beginning of year	4,424	8,428
Exchange movement on cash balances	(10)	(46)

Cash and cash equivalents, end of period	$5,572	$4,993

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

SEGMENT INFORMATION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	US $ Millions
Revenues:

Cable Network Programming	$4,024	$3,941	$11,801	$11,108
Television	1,690	1,299	4,646	4,064
Filmed Entertainment	2,256	2,321	6,432	6,467
Other, Corporate and Eliminations	(406)	(333)	(1,127)	(959)

Total revenues	$7,564	$7,228	$21,752	$20,680

Segment OIBDA:

Cable Network Programming	$1,446	$1,375	$4,160	$3,931
Television	190	125	757	600
Filmed Entertainment	373	470	1,073	921
Other, Corporate and Eliminations	(71)	(89)	(267)	(306)

Total Segment OIBDA(a)	$1,938	$1,881	$5,723	$5,146

Depreciation and amortization:

Cable Network Programming	$87	$79	$252	$229
Television	28	29	85	88
Filmed Entertainment	19	20	59	60
Other, Corporate and Eliminations	6	5	14	14

Total depreciation and amortization	$140	$133	$410	$391

(a)

Total segment OIBDA may be considered a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax expense to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

CONSOLIDATED REVENUES BY COMPONENT

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	US $ Millions
Affiliate fees	$3,160	$2,939	$8,989	$8,321
Advertising	2,203	1,907	6,338	5,950
Content	2,078	2,288	5,979	6,046
Other	123	94	446	363

Total revenues	$7,564	$7,228	$21,752	$20,680

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA may be considered a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Loss from discontinued operations, net of tax, Impairment and restructuring charges, Equity (losses) earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following table reconciles income from continuing operations before income tax expense to total segment OIBDA:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	US $ Millions
Income from continuing operations before income tax expense	$1,252	$1,391	$3,874	$3,608
Add:
Amortization of cable distribution investments	15	18	46	53
Depreciation and amortization	140	133	410	391
Impairment and restructuring charges	37	15	213	46
Equity losses (earnings) of affiliates	51	9	57	(38)
Interest expense, net	310	295	909	888
Interest income	(9)	(12)	(27)	(28)
Other, net	142	32	241	226

Total Segment OIBDA	$1,938	$1,881	$5,723	$5,146

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

	Three Months Ended March 31, 2017
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$4,024	$(2,593)	$15	$1,446
Television	1,690	(1,500)	—	190
Filmed Entertainment	2,256	(1,883)	—	373
Other, Corporate and Eliminations	(406)	335	—	(71)

Consolidated Total	$7,564	$(5,641)	$15	$1,938

	Three Months Ended March 31, 2016
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,941	$(2,584)	$18	$1,375
Television	1,299	(1,174)	—	125
Filmed Entertainment	2,321	(1,851)	—	470
Other, Corporate and Eliminations	(333)	244	—	(89)

Consolidated Total	$7,228	$(5,365)	$18	$1,881

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

	Nine Months Ended March 31, 2017
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$11,801	$(7,687)	$46	$4,160
Television	4,646	(3,889)	—	757
Filmed Entertainment	6,432	(5,359)	—	1,073
Other, Corporate and Eliminations	(1,127)	860	—	(267)

Consolidated Total	$21,752	$(16,075)	$46	$5,723

	Nine Months Ended March 31, 2016
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$11,108	$(7,230)	$53	$3,931
Television	4,064	(3,464)	—	600
Filmed Entertainment	6,467	(5,546)	—	921
Other, Corporate and Eliminations	(959)	653	—	(306)

Consolidated Total	$20,680	$(15,587)	$53	$5,146

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2017

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to 21st Century Fox stockholders excluding the net income effects of Impairment and restructuring charges, Equity affiliate adjustments and Other, net and tax provision effects (“adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following table reconciles reported income and reported diluted EPS from continuing operations attributable to 21st Century Fox stockholders to adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders for the three months ended March 31, 2017 and 2016.

	Three Months Ended
	March 31, 2017		March 31, 2016
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$882		$928
Less: Net income attributable to noncontrolling interests	(71)		(84)

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders	$811	$0.44	$844	$0.44
Impairment and restructuring charges	37	0.02	15	0.01
Equity affiliate adjustments(a)	90	0.05	42	0.02
Other, net	142	0.08	32	0.02
Tax provision	(76)	(0.04)	(26)	(0.01)
Rounding	—	(0.01)	—	(0.01)

As adjusted	$1,004	$0.54	$907	$0.47

(a)

Equity losses of affiliates for the three months ended March 31, 2017 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s restructuring and purchase price amortization related to its acquisition of the Direct Broadcast Satellite (“DBS”) businesses from the Company and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s impairment, restructuring and debt revaluation adjustments. Equity losses of affiliates for the three months ended March 31, 2016 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s purchase price amortization related to its acquisition of the DBS businesses from the Company and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation and other discrete costs.